Exhibit 99.1

AMSC Reports Fourth Quarter and Fiscal Year 2025 Financial Results and Business Outlook

Business Highlights:

 • Full year revenue surges 34% year-over-year to recent record of $299.2 million

 • 12-month backlog expands nearly 40% year-over-year to approximately $280 million

Company to host conference call tomorrow, May 28 at 10:00 am ET

Ayer, MA – May 27, 2026 – AMSC (Nasdaq: AMSC), a leading provider of power control solutions that harmonize an increasingly complex energy system and enable customers to scale their operations without added complexity or size, today reported financial results for its fourth quarter and fiscal year ended March 31, 2026 ("fiscal 2025").

Revenues for the fourth quarter of fiscal 2025 were $86.4 million compared with $66.7 million for the same period of fiscal 2024. The year-over-year increase was driven by strong organic growth within our Grid and Wind businesses along with the contributions from the acquisition of Comtrafo.

AMSC’s net income for the fourth quarter of fiscal 2025 was $4.5 million, or $0.10 per share, compared to net income of $1.2 million, or $0.03 per share, for the same period of fiscal 2024. The Company’s non-GAAP net income for the fourth quarter of fiscal 2025 was $14.1 million, or $0.31 per share, compared with a non-GAAP net income of $4.8 million, or $0.13 per share, in the same period of fiscal 2024. Please refer to the financial table below for a reconciliation of GAAP to non-GAAP results.

Revenues for fiscal 2025 were $299.2 million as compared to $222.8 million in fiscal 2024. The year-over-year increase was driven by higher Grid and Wind revenues than in the prior fiscal year along with the contribution from the acquisition of Comtrafo.

AMSC reported net income for fiscal 2025 of $133.8 million, or $3.12 per share, compared to a net income of $6.0 million, or $0.16 per share in fiscal 2024, driven primarily by a non-cash tax benefit from the release of the majority of the Company's valuation allowance against deferred tax assets. The Company's non-GAAP net income for fiscal 2025 was $158.1 million, or $3.68 per share, compared with non-GAAP net income of $24.0 million, or $0.65 per share, for fiscal 2024. Please refer to the financial table below for a reconciliation of GAAP to non-GAAP results.

Cash, cash equivalents and restricted cash on March 31, 2026 totaled $147.6 million.

"AMSC delivered record quarterly and full-year results, reflecting exceptional strategic and operational execution," said Daniel P. McGahn, Chairman, President and CEO of AMSC. "We delivered a strong fourth quarter, with revenue up 30% year-over-year to over $86 million. For the full year, revenue grew 34% to nearly $300 million, driven primarily by 25% organic growth and supported by our recent acquisition to capture utility and industrial demand in Latin America. Fourth quarter orders approached $100 million, led by the traditional energy sector and surging data center demand within the utility market. We ended the year with our 12-month backlog up nearly 40% year-over-year to approximately $280 million. These results demonstrate our expanded addressable market and disciplined operational execution. We enter fiscal 2026 with a steadfast focus on powering progress and driving long-term success for AMSC customers."

AMSC Reports Q4FY25 Results	Page 2

Business Outlook

For the first quarter ending June 30, 2026, AMSC expects that its revenues will exceed $85.0 million. The Company’s net income for the first quarter of fiscal 2026 is expected to exceed $3.0 million, or $0.07 per share, excluding the impact from any changes in contingent consideration. The Company's non-GAAP net income (as defined below) is expected to exceed $8.0 million, or $0.17 per share.

Conference Call Reminder

In conjunction with this announcement, AMSC management will participate in a conference call with investors beginning at 10:00 a.m. Eastern Time on Thursday, May 28, 2026, to discuss the Company’s financial results and business outlook. Those who wish to listen to the live or archived conference call webcast should visit the “Investors” section of the Company’s website at https://ir.amsc.com. The live call can be accessed by dialing 1-844-481-2802 or 1-412-317-0675 and asking to join the AMSC call. A replay of the call may be accessed 2 hours following the call by dialing 1-855-669-9658 and using conference passcode 1468055.

About AMSC (Nasdaq: AMSC)

Guided by a belief in the power of next, AMSC is a leading provider of power controls solutions that apply innovation and creativity to address today's challenges and enable a more resilient and sustainable energy future. Driven by the purpose "to power progress," the Company integrates future-facing technologies to balance the global demand for clean energy with reliable, efficient power delivery. AMSC delivers advanced grid systems and engineering services to optimize network reliability, provides ship protection and power management solutions to enhance fleet efficiency and safety, and supplies electronic controls and designs that reduce wind energy costs. Beyond these systems, the Company provides capabilities in industrial process and control alongside environmental and emission control to ensure operational efficiency across the entire energy infrastructure. The Company's solutions are optimizing power network, increasing the safety of navy fleets, and powering gigawatts of renewable energy globally. Founded in 1987, AMSC is headquarters near Boston, Massachusetts with operations in Asia, Australia, Brazil, Europe, and North America. For more information, please visit www.amsc.com.

© 2026 AMSC, AMSC, American Superconductor, Comtrafo, Neeltran, NEPSI and NWL are trademarks or registered trademarks of American Superconductor Corporation. All other brand names, product names, trademarks or service marks belong to their respective holders.

AMSC Reports Q4FY25 Results	Page 3

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. We intend such forward-looking statements to be covered by the safe harbor provision for forward-looking statements contained in Section 27A of the Securities Act of 1933 as amended (the "Securities Act"), and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Any statements in this release regarding our goals and strategies; expanded addressable market and data center demand; order pipeline and backlog expectations; organic growth; acquisition integrations and benefits; business diversification, including through expanding end markets and entering new sectors; strengthening customer relationships; strong momentum; building a more resilient and profitable company; our expected GAAP and non-GAAP financial results for the quarter ending June 30, 2026; and other statements containing the words "believes," "anticipates," "plans," "expects," "will" and similar expressions, constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements represent management's current expectations and are inherently uncertain. There are a number of important factors that could materially impact the value of our common stock or cause actual results to differ materially from those indicated by such forward-looking statements. These important factors include, but are not limited to: If we fail to implement our business strategy successfully, our financial performance could be harmed; We may not realize all of the sales expected from our backlog of orders and contracts; We rely upon third-party suppliers for the components and subassemblies of many of our Grid and Wind products, making us vulnerable to supply shortages and price fluctuations, which could harm our business; We may acquire additional complementary businesses or technologies, which may require us to incur substantial costs for which we may never realize the anticipated benefits; Our business and operations may be materially adversely impacted in the event of a failure or security breach of our or any critical third parties’ IT Systems or Confidential Information; Our contracts with the U.S. and Canadian governments are subject to audit, modification or termination by such governments and include certain other provisions in favor of the governments. The continued funding of such contracts may remain subject to annual legislative appropriation, which, if not approved, could reduce our revenue and lower or eliminate our profit; Changes in U.S. government defense spending could negatively impact our financial position, results of operations, liquidity and overall business; Our performance on contracts with the U.S. Department of Defense may result in restrictions to our ability to repurchase our common stock or U.S. government denial of Foreign Military Sales or ceasing of assistance for international Direct Commercial Sales; Failure to comply with evolving data privacy and data protection laws, regulations, and other obligations, or to otherwise protect personal data, may adversely impact our business and financial results; Our success is dependent upon attracting and retaining qualified personnel and our inability to do so could significantly damage our business and prospects; A significant portion of our Wind segment revenues are derived from a single customer. If this customer’s business is negatively affected, it could adversely impact our business; Our success in addressing the wind energy market is dependent on the manufacturers that license our designs; Many of our revenue opportunities are dependent upon subcontractors and other business collaborators; Problems with product quality or product performance may cause us to incur warranty expenses or product liability charges and may damage our market reputation and prevent us from achieving increased sales and market share; Many of our customers outside of the United States may be either directly or indirectly related to governmental entities, and we could be adversely affected by violations of the United States Foreign Corrupt Practices Act and similar worldwide anti-bribery laws outside the United States; We have had limited success marketing and selling our superconductor products and system-level solutions, including our REG system, and our failure to more broadly market and sell our products and solutions could lower our revenue and cash flow; We or third parties on whom we depend may be adversely affected by natural disasters, including events resulting from climate change, and our business continuity and disaster recovery plans may not adequately protect us or our value chain from such events; Uncertainty surrounding our prospects and financial condition may have an adverse effect on our customer and supplier relationships; Pandemics, epidemics, or other public health crises may adversely impact our business, financial condition and results of operations; Changes in valuation allowance of deferred tax assets may affect our future operating results; If we fail to maintain proper and effective internal control over financial reporting on business acquisitions, our ability to produce accurate and timely financial statements could be impaired and may lead investors and other users to lose confidence in our financial data; We have not been historically profitable, and there can be no assurance that we will sustain our recent profitability; we have a history of negative operating cash flows, and we may require additional financing in the future, which may not be available to us; Changes in exchange rates could adversely affect our results of operations; We may be required to issue performance bonds, which restricts our ability to access any cash used as collateral for the bonds; Adverse changes in domestic and global economic conditions could adversely affect our operating results; The ongoing conflict between the United States, Israel, and Iran has disrupted global energy markets and supply chains and could adversely affect our business, financial condition, and results of operations; Our international operations are subject to risks that we do not face in the United States, which could have an adverse effect on our operating results; Our products face competition, which could limit our ability to acquire or retain customers; We have operations in, and depend on sales in, emerging markets, including Latin America and India, and global conditions could negatively affect our operating results or limit our ability to expand our operations outside of these markets. Changes in Brazil’s or India’s political, social, regulatory and economic environment may affect our financial performance; Industry consolidation could result in more powerful competitors and fewer customers; Evolving and varied expectations on environmental sustainability and social initiatives could adversely impact our business and financial results; Growth of the wind energy market depends largely on the availability and size of government subsidies, economic incentives and legislative programs designed to support the growth of wind energy; Lower prices for other energy sources may reduce the demand for wind energy development, which could have a material adverse effect on our ability to grow our Wind business; Our technology and products could infringe intellectual property rights of others, which may require costly litigation and, if we are not successful, could cause us to pay substantial damages and disrupt our business; We may be unable to adequately prevent disclosure of trade secrets and other proprietary information; Our patents may not provide meaningful or long-term protection for our technology, which could result in us losing some or all of our market position; Third parties have or may acquire patents that cover the materials, processes and technologies we use or may use in the future to manufacture our Amperium products, and our success depends on our ability to license such patents or other proprietary rights; There are a number of technological challenges that must be successfully addressed before our superconductor products can gain widespread commercial acceptance, and our inability to address such technological challenges could adversely affect our ability to acquire customers for our products; Our common stock has experienced, and may continue to experience, market price and volume fluctuations, which may prevent our stockholders from selling our common stock at a profit and could lead to costly litigation against us that could divert our management’s attention; Unfavorable results of legal proceedings could have a material adverse effect on our business, operating results and financial condition; and the other important factors discussed under the caption "Risk Factors" in Part 1. Item 1A of our Form 10-K for the fiscal year ended March 31, 2026, and our other reports filed with the SEC. These important factors, among others, could cause actual results to differ materially from those indicated by forward-looking statements made herein and presented elsewhere by management from time to time. Any such forward-looking statements represent management's estimates as of the date of this press release. While we may elect to update such forward-looking statements at some point in the future, we disclaim any obligation to do so, even if subsequent events cause our views to change. These forward-looking statements should not be relied upon as representing our views as of any date subsequent to the date of this press release.

AMSC Reports Q4FY25 Results	Page 4

UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

	Three Months Ended		Twelve Months Ended
	March 31,		March 31,
	2026	2025	2026	2025
Revenues
Grid	$73,701	$55,592	$251,317	$187,170
Wind	12,705	11,063	47,838	35,648
Total revenues	86,406	66,655	299,155	222,818

Cost of revenues	62,807	48,964	207,776	160,964

Gross margin	23,600	17,691	91,379	61,854

Operating expenses:
Research and development	4,167	3,493	15,744	11,425
Selling, general and administrative	14,596	12,101	57,647	43,091
Amortization of acquisition related intangibles	1,187	444	2,371	1,733
Change in fair value of contingent consideration	4,171	—	4,171	6,682
Total operating expenses	24,122	16,038	79,934	62,931

Operating income (loss)	(522)	1,653	11,445	(1,077)

Interest income, net	1,158	807	6,356	3,708
Other expense, net	(1,110)	(49)	(1,053)	(265)
Income (loss) before income tax (benefit) expense	(474)	2,411	16,748	2,366

Income tax (benefit) expense	(5,004)	1,204	(117,061)	(3,667)

Net income	$4,530	$1,207	$133,809	$6,033

Net income per common share
Basic	0.10	0.03	3.12	0.16
Diluted	0.10	0.03	3.05	0.16

Weighted average number of common shares outstanding
Basic	45,723	37,672	42,945	36,990
Diluted	46,733	38,516	43,902	37,718

AMSC Reports Q4FY25 Results	Page 5

CONSOLIDATED BALANCE SHEET

(In thousands, except per share data)

	March 31,	March 31,
	2026	2025
ASSETS
Current assets:
Cash and cash equivalents	$140,693	$79,494
Accounts receivable, net	69,381	46,186
Inventory, net	103,748	71,169
Prepaid expenses and other current assets	14,367	8,055
Restricted cash	3,548	1,613
Total current assets	331,737	206,517

Property, plant and equipment, net	89,775	38,572
Intangibles, net	13,548	5,916
Right-of-use assets	3,897	3,829
Goodwill	175,376	48,164
Restricted cash	3,312	4,274
Deferred tax assets	119,474	1,178
Equity-method Investments	1,333	1,113
Other assets	1,029	958
Total assets	$739,481	$310,521

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Accounts payable and accrued expenses	$46,545	$32,282
Lease liability, current portion	1,238	685
Contingent consideration, current portion	12,808	—
Deferred revenue, current portion	77,936	66,797
Total current liabilities	138,527	99,764

Deferred revenue, long term portion	15,395	9,336
Lease liability, long term portion	2,762	2,684
Deferred tax liabilities	—	1,595
Contingent consideration, long term portion	26,721	—
Other liabilities	629	28
Total liabilities	184,034	113,407

Stockholders' equity:
Common stock, $0.01 par value, 75,000,000 shares authorized; 48,035,691 and 39,887,536 shares issued and 47,632,340 and 39,484,185 shares outstanding at March 31, 2026 and 2025, respectively	480	399
Additional paid-in capital	1,481,476	1,259,540
Treasury stock, at cost, 403,351 at March 31, 2026 and 2025	(3,765)	(3,765)
Accumulated other comprehensive income	4,072	1,565
Accumulated deficit	(926,816)	(1,060,625)
Total stockholders' equity	555,447	197,114
Total liabilities and stockholders' equity	$739,481	$310,521

AMSC Reports Q4FY25 Results	Page 6

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

	Year Ended March 31,
	2026	2025
Cash flows from operating activities:
Net income	$133,809	$6,033
Adjustments to reconcile net income to net cash provided by operations:
Depreciation and amortization	7,386	5,560
Stock-based compensation expense	15,869	7,794
Provision for excess and obsolete inventory	3,497	1,532
Amortization of operating lease right-of-use assets	1,068	976
Deferred income taxes	(118,683)	(4,304)
Earnings (loss) from equity method investments	(220)	132
Change in fair value of contingent consideration	4,171	6,682
Other non-cash items	316	(587)
Unrealized foreign exchange gain on cash and cash equivalents	(2)	(41)
Changes in operating asset and liability accounts:
Accounts receivable	(16,292)	(3,213)
Inventory	(6,961)	(7,707)
Prepaid expenses and other current assets	(598)	543
Operating leases	(503)	(1,563)
Accounts payable and accrued expenses	7,142	3,209
Deferred revenue	(6,851)	13,239
Net cash provided by operating activities	23,148	28,285

Cash flows from investing activities:
Purchases of property, plant and equipment	(4,888)	(2,415)
Cash paid to settle NWL contingent consideration liability	—	(3,278)
Cash paid for acquisition, net of cash acquired	(72,096)	(29,577)
Change in other assets	(98)	64
Net cash used in investing activities	(77,082)	(35,206)

Cash flows from financing activities:
Repurchase of treasury stock	—	(126)
Repayment of debt	(8,809)	(25)
Cash paid related to registration of common stock shares	—	(148)
Proceeds from public equity offering, net of offering expenses	124,501	—
Proceeds from exercise of employee stock options and ESPP	391	307
Net cash provided by financing activities	116,082	8

Effect of exchange rate changes on cash, cash equivalents and restricted cash	24	14

Net (decrease) increase in cash, cash equivalents and restricted cash	62,172	(6,899)
Cash, cash equivalents and restricted cash at beginning of year	85,381	92,280
Cash, cash equivalents and restricted cash at end of year	$147,553	$85,381

AMSC Reports Q4FY25 Results	Page 7

RECONCILIATION OF GAAP NET INCOME TO NON-GAAP NET INCOME

(In thousands, except per share data)

	Three Months Ended March 31,		Year Ended March 31,
	2026	2025	2026	2025
Net income	$4,530	$1,207	$133,809	$6,033
Stock-based compensation	3,755	2,855	15,869	7,794
Amortization of acquisition-related intangibles	1,732	706	3,024	2,433
Change in fair value of contingent consideration	4,171	—	4,171	6,682
Acquisition costs	(43)	—	1,243	1,095
Non-GAAP net income	14,145	4,768	158,116	24,037

Non-GAAP net income per share - basic	$0.31	$0.13	$3.68	$0.65
Non-GAAP net income per share - diluted	$0.30	$0.12	$3.60	$0.64
Weighted average shares outstanding - basic	45,723	37,672	42,945	36,990
Weighted average shares outstanding - diluted	46,733	38,516	43,902	37,718

Reconciliation of Forecast GAAP Net Income to Non-GAAP Net Income

(In millions, except per share data)

Three months ending
June 30, 2026
Net income	$3.0
Stock-based compensation	4.2
Amortization of acquisition-related intangibles	0.8
Non-GAAP net income	$8.0
Non-GAAP net income per share	$0.17
Shares outstanding	46.0

AMSC Reports Q4FY25 Results	Page 8

Note: Non-GAAP net income is defined by the Company as net income before; stock-based compensation; amortization of acquisition-related intangibles; change in fair value of contingent consideration; acquisition costs; other non-cash or unusual charges, and the tax effect of adjustments calculated at the relevant rate for our non-GAAP metric. The Company believes non-GAAP net income and non-GAAP net income per share assist management and investors in comparing the Company’s performance across reporting periods on a consistent basis by excluding these non-cash, non-recurring or other charges that it does not believe are indicative of its core operating performance. Actual GAAP and non-GAAP net income and net income per share for the fiscal quarter ending June 30, 2026, including the above adjustments, may differ materially from those forecasted in the table above, including as a result of changes in the fair value of contingent consideration.

Generally, a non-GAAP financial measure is a numerical measure of a company's performance, financial position or cash flow that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with GAAP. The non-GAAP measures included in this release, however, should be considered in addition to, and not as a substitute for or superior to, net income or other measures of financial performance prepared in accordance with GAAP. A reconciliation of GAAP to non-GAAP net income is set forth in the table above. Non-GAAP net income per share is defined as non-GAAP net income divided by shares outstanding.

AMSC Contacts

Investor Relations Contact:

Carolyn Capaccio, CFA

(212) 838-3777

Email: amscIR@allianceadvisors.com

AMSC Director, Communications:

Nicol Golez

Phone: (978) 399-8344

Email: Nicol.Golez@amsc.com

Public Relations Contact:

RooneyPartners

Joe Luongo

(914) 906-5903

Email: jluongo@rooneypartners.com